EXHIBIT 99.1

Gladstone Capital Corporation Reports Results for the Third Quarter Ended June 30, 2010

  Net Investment Income was $4.4 million or $0.21 per common share
  Net Decrease in Net Assets Resulting from Operations was $1.7 million or $0.08 per common share

MCLEAN, Va., Aug. 9, 2010 (GLOBE NEWSWIRE) -- Gladstone Capital Corporation (Nasdaq:GLAD) (the "Company") today announced earnings for the third quarter ended June 30, 2010. All per share references are per basic and diluted weighted average common shares outstanding, unless otherwise noted.

Net Investment Income for 3 Months: Net Investment Income for the quarter ended June 30, 2010 was $4.4 million, or $0.21 per share, as compared to $5.4 million, or $0.26 per share, for the prior year period, a decrease in Net Investment Income of 19% and a decrease of 19% per share. Net Investment Income decreased primarily due to a decline in investment income resulting from the repayment and sale of loans, incentive fees accrued and lower transaction fees received during the three months ended June 30, 2010 than during the prior year period.

Net Investment Income for 9 Months: Net Investment Income for the nine months ended June 30, 2010 was $13.3 million, or $0.63 per share, as compared to $16.9 million, or $0.80 per share, for the prior year period, a decrease in Net Investment Income of 21% and a decrease of 21% per share. Net Investment Income decreased primarily due to a decline in investment income resulting from the repayment and sale of loans, incentive fees accrued and lower transaction fees received during the nine months ended June 30, 2010 than during the prior year period.

Net Decrease in Net Assets Resulting from Operations for 3 Months: Net Decrease in Net Assets Resulting from Operations for the quarter ended June 30, 2010 was $1.7 million, or $0.08 per share, as compared to a Net Decrease in Net Assets Resulting from Operations of $0.8 million, or $0.04 per share, for the prior year period. The higher Net Decrease in Net Assets Resulting from Operations between the two periods was primarily due to the lower net investment income.

Net Increase in Net Assets Resulting from Operations for 9 Months: Net Increase in Net Assets Resulting from Operations for the nine months ended June 30, 2010 was $12.6 million, or $0.60 per share, as compared to a Net Increase in Net Assets Resulting from Operations of $0.4 million, or $0.02 per share, for the prior year period. The increase in the Net Increase in Net Assets Resulting from Operations between the two periods was primarily due to the net gain on the Company's investment portfolio. The Company recorded net realized and unrealized loss on investments, derivatives and line of credit of $0.8 million for the nine months ended June 30, 2010, compared to a net realized and unrealized loss of $16.5 million for the prior year period.

Estimated Fair Value: The aggregate investment portfolio depreciated during the three months ended June 30, 2010. As of June 30, 2010, the entire portfolio was fair valued at 87% of cost, as compared to 88% of cost at September 30, 2009.

Asset Characteristics: Total assets were $283.6 million at June 30, 2010, as compared to $335.9 million at September 30, 2009. Net asset value was $11.81 per actual common share outstanding at June 30, 2010 and September 30, 2009. At June 30, 2010, the Company had investments in 40 private companies with an aggregate cost basis of $309.9 million and an aggregate fair value of $270.0 million. Average asset risk rating for the non-syndicated loans in the Company's portfolio at June 30, 2010 was 6.5 on a ten point scale as compared to 7.1 at September 30, 2009.

Annualized Yield: The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 9.8% for the quarter ended June 30, 2010, as compared to 10.4% for the prior year period. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing. The decrease in the weighted average yield for the quarter ended June 30, 2010 resulted primarily from the Company's exit of higher interest-bearing loans subsequent to June 30, 2009. The effect of continuing reductions in LIBOR has been mitigated by the presence of a rate floor or fixed rate on most of the non-syndicated loans held in the Company's portfolio as of June 30, 2010.

Highlights for 3 Months: For the quarter ended June 30, 2010, the Company reported the following significant events:

  Funded approximately $0.4 million of a new investment and $1.8 million of additional investments to existing portfolio companies, for an aggregate of $2.2 million;
  Received principal repayments of approximately $18.5 million, which included scheduled principal payments and full repayment from one company;
  Wrote off approximately $2.9 million of an investment and recorded a corresponding realized net loss of approximately $2.9 million;
  Received approximately $0.4 million in success fees as prepayment from one investment;
  Entered into an equity distribution agreement with BB&T Capital Markets (the "Agent"), under which the Company may, from time to time, issue and sell through the Agent, up to 2,000,000 shares of the Company's common stock; and
  Paid monthly cash distributions of $0.07 per share for each of the months of April, May and June 2010.

Comments from President and Chief Investment Officer Chip Stelljes:  "During the quarter, we received proceeds from repayments/sales of approximately $18.5 million, including the successful realization of one investment.  This has allowed us to deleverage our company in line with the realities of today's market. With our $127 million line of credit and the currently outstanding balance on the line of about $18.2 million, we are actively reviewing new investment opportunities, and we believe that we will be able to increase our new investment activity over the next twelve months."

Subsequent to June 30, 2010, the Company:

  Funded approximately $2.4 million of additional investments to existing portfolio companies;
  Received approximately $8.7 million from scheduled and unscheduled loan repayments;
  Renewed the advisory agreement with its adviser, Gladstone Management Corporation, and the administration agreement with Gladstone Administration, LLC through August 31, 2011; and
  Declared monthly cash distributions of $0.07 per common share for each of the months of July, August and September 2010.

Conference Call for Stockholders: The Company will hold a conference call on Tuesday, August 10, 2010 at 8:30 am EDT. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through September 10, 2010. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 350975. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Capital's quarterly conference call will be available online at GladstoneCapital.com and investorcalendar.com. The event will be archived and available for replay on the Company's website through October 9, 2010.

Warning: The financial statements below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended June 30, 2010, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission (the "SEC"), which can be retrieved from the SEC's website at sec.gov or from the Company's website at GladstoneCapital.com. A paper copy can be obtained free of charge by writing to the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

For further information contact Investor Relations at 703-287-5893.

The statements in this press release regarding the timing and ability of the Company to increase its investment activities are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and potential future effects of the current economic downturn on its portfolio companies and on the senior loan market, the Company's ability to access debt and equity capital and those factors listed under the caption "Risk Factors" of the Company's Form 10-K for the fiscal year ended September 30, 2009, Form 10-Q for the quarter ended March 31, 2010 and Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on November 23, 2009, May 4, 2010 and August 9, 2010, respectively. The risk factors set forth in the Form 10-K and the Form 10-Qs under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF ASSETS & LIABILITIES
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	June 30, 2010	September 30, 2009
ASSETS
Non-Control/Non-Affiliate investments (Cost of $257,333 and $312,043, respectively)	$238,882	$286,997
Control investments (Cost of $52,533 and $52,350, respectively)	31,084	33,972
Total investments at fair value (Cost of $309,866 and $364,393, respectively)	269,966	320,969
Cash	6,468	5,276
Interest receivable – investments in debt securities	2,566	3,048
Interest receivable – employees	95	85
Due from Custodian	1,787	3,059
Due from Adviser	--	69
Deferred financing fees	1,489	1,230
Prepaid assets	588	341
Receivable from portfolio companies, less allowance for uncollectible receivables of $138 and $0 at June 30, 2010 and September 30, 2009, respectively	320	1,528
Other assets	307	305
TOTAL ASSETS	$283,586	$335,910

LIABILITIES
Accounts payable	$ --	$67
Interest payable	385	378
Fee due to Administrator	186	216
Fees due to Adviser	2,331	834
Borrowings under line of credit at fair value (Cost of $28,900 and $83,000, respectively)	30,656	83,350
Accrued expenses and deferred liabilities	1,344	1,800
Funds held in escrow	255	189
TOTAL LIABILITIES	35,157	86,834
NET ASSETS	$248,429	$249,076

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 50,000,000 shares authorized and 21,039,242 and 21,087,574 shares issued and outstanding at June 30, 2010 and September 30, 2009, respectively	$21	$21
Capital in excess of par value	327,755	328,203
Notes receivable – employees	(8,503)	(9,019)
Net unrealized depreciation on investments	(39,899)	(43,425)
Net unrealized appreciation on borrowings under line of credit	(1,756)	(350)
Accumulated Net Realized Losses	(29,189)	(26,354)
TOTAL NET ASSETS	$248,429	$249,076
NET ASSETS PER SHARE	$11.81	$11.81

GLADSTONE CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2010	2009	2010	2009
INVESTMENT INCOME
Interest income – Non-Control/Non-Affiliate investments	$7,342	$9,889	$24,772	$31,869
Interest income – Control investments	375	591	1,852	1,103
Interest income – Cash	--	--	1	11
Interest income – Notes receivable from employees	108	118	330	352
Prepayment fees and other income	144	--	632	--
Total investment income	7,969	10,598	27,587	33,335

EXPENSES
Loan servicing fee	819	1,410	2,600	4,559
Base management fee	658	457	2,118	1,374
Incentive fee	153	1,060	1,601	3,326
Administration fee	186	218	540	656
Interest expense	891	1,811	3,562	6,288
Amortization of deferred financing fees	240	808	1,182	2,253
Professional fees	501	266	1,632	784
Compensation expense	--	--	245	--
Other expenses	178	246	897	890
Expenses before credits from Adviser	3,626	6,276	14,377	20,130
Credits to fees from Adviser	(86)	(1,113)	(120)	(3,667)
Total expenses net of credits to fees	3,540	5,163	14,257	16,463

NET INVESTMENT INCOME	4,429	5,435	13,330	16,872

REALIZED AND UNREALIZED GAIN (LOSS) ON:
Net realized loss on investments	(2,865)	(10,594)	(2,893)	(14,325)
Realized loss on settlement of derivative	--	--	--	(304)
Unrealized appreciation on derivative	--	--	--	304
Net unrealized (depreciation) appreciation on investments	(1,556)	4,371	3,525	(2,158)
Net unrealized appreciation on borrowings under line of credit	(1,756)	--	(1,405)	--
Net loss on investments, derivative and borrowings under line of credit	(6,177)	(6,223)	(773)	(16,483)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$ (1,748)	$ (788)	$12,557	$389

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$ (0.08)	$ (0.04)	$0.60	$0.02

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and Diluted	21,039,242	21,087,574	21,067,465	21,087,574
GLADSTONE CAPITAL CORPORATION
FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2010	2009	2010	2009
Per Share Data (1)
Net asset value at beginning of period	$12.10	$12.10	$11.81	$12.89
Income from investment operations:
Net investment income (2)	0.21	0.26	0.63	0.80
Net realized loss on investments (2)	(0.14)	(0.50)	(0.14)	(0.68)
Realized loss on settlement of derivative (2)	--	--	--	(0.01)
Unrealized appreciation on derivative (2)	--	--	--	0.01
Net unrealized (depreciation) appreciation on investments (2)	(0.07)	0.21	0.17	(0.10)
Net unrealized depreciation on borrowings under line of credit (2)	(0.08)	--	(0.07)	--
Total from investment operations	(0.08)	(0.03)	0.59	0.02

Distributions to stockholders (3)	(0.21)	(0.21)	(0.63)	(1.05)
Conversion of former employee stock option loans from recourse to non-recourse	--	--	(0.02)	--
Reclassification of principal on employee note	--	--	0.02	--
Anti-dilutive effect from retirement of employee loan shares	--	--	0.04	--
Net asset value at end of period	$11.81	$11.86	$11.81	$11.86

Per share market value at beginning of period	$11.80	$6.26	$8.93	$15.24
Per share market value at end of period	10.81	$7.53	10.81	$7.53
Total return (4)(5)	(6.74%)	23.88%	29.42%	(43.15%)
Shares outstanding at end of period	21,039,242	21,087,574	21,039,242	21,087,574
Statement of Assets and Liabilities Data:
Net assets at end of period	$248,429	$249,996	$248,429	$249,996
Average net assets (6)	$251,463	$253,130	$250,483	$254,886
Senior Securities Data:
Borrowings under line of credit	$30,656	$91,700	$30,656	$91,700
Asset coverage ratio (7)(8)	893%	371%	893%	371%
Asset coverage per unit (8)	$8,931	$3,713	$8,931	$3,713
Ratios/Supplemental Data:
Ratio of expenses to average net assets-annualized (9)	5.77%	9.92%	7.65%	10.53%
Ratio of net expenses to average net assets-annualized (10)	5.63%	8.16%	7.59%	8.61%
Ratio of net investment income to average net assets-annualized	7.04%	8.59%	7.10%	8.83%

(1) Based on actual shares outstanding at the end of the corresponding period.
(2) Based on weighted average basic per share data.
(3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(4) Total return equals the change in the ending market value of the Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of the Company's dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.
(5) Amounts were not annualized.
(6) Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
(7) As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings.
(8) Asset coverage ratio is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness (including interest payable and guarantees). Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(9) Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.
(10) Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base management and incentive fees and including income tax expense.
CONTACT:  Gladstone Capital Corporation
          Investor Relations
          703-287-5893